UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report(Date of earliest event reported)  March 9, 2012

RVUE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdictionof Incorporation)

000-54348	94-3461079
(Commission File Number)	(IRS Employer Identification No.)

100 N.E. 3rd Avenue, Suite 200, Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)(Zip Code)

954-525-6464

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In December 2010, in connection with rVue Holdings, Inc.’s (the “Corporation”) private placement of securities to certain investors, the Corporation invited Robert W. Roche to join the Board of Directors of the Corporation (“Board”) and to appoint a nominee to serve in his stead until he elected to join the Board.  On March 7, 2012 Mr. Roche notified the Corporation that he was electing to join the Board, and on March 9, 2012, the Boardapproved the appointment of Mr. Roche to the Board, effective immediately.

Mr. Roche is the sole stockholder of Acorn Composite Corp., a company that beneficially owned 12.3% of our outstanding shares of common stock on March 9, 2012. Mr. Roche is also the grantor of the trust that controls Alto Molise, LLC (“Alto”). Alto is the controlling member of iVue Holdings, LLC who, as part of the Corporation’sprivate placement in January 2012 of $1,223,066.57 of secured convertible promissory notes (“Notes”), invested $650,000 in the Notes.

Mr. Roche is expected to be named to the Audit, Compensation, and Nominating and Governance committees of the Board.

Robert W. Roche

Robert W. Roche is a co-founder and Chairman of the Board of Directors of Acorn International, Inc. (NYSE: ATV), a multi-platform media and branding company and one of the first companies in China to use TV direct sales programs, often referred to as TV infomercials, in combination with non-TV direct sales platforms and a nationwide distribution network to market and sell consumer products. He is an entrepreneur, attorney and private equity investor and conducts numerous business operations throughout Asia and the United States. Mr. Roche is also the co-founder and Chairman of Oak Lawn Marketing, the largest infomercial company in Japan and has lived in Japan and China for more than 27 years.  President Obama named Mr. Roche to the United States Trade Representative’s Advisory Committee for Trade Policy and Negotiations and he is on the President’s 100,000 Strong Federal Advisory Committee.  Mr. Roche’s other civic contributions include serving as prior Chairman of the Board of Governors of the American Chamber of Commerce in Shanghai, member of the American Chamber of Commerce Japan Board of Governors, and a Board Member at the USA Pavilion, Expo 2010 Shanghai.  In addition to funding his own foundation, the Roche Family Foundation, which financially supports international, educational and other community initiatives, Mr. Roche has endowed a chair at Nanzan University in Nagoya, Japan, and has established a Masters of Laws (LLM) in International Business Transactions program at the University of Denver, Sturm College of Law. Mr. Roche received his bachelor's degree in Economics and Japanese Studies from Illinois State University in 1985 and a J.D. degree from the University of Denver in 1988.

Item 8.01.  Other Events

On March 12, 2012 the Corporation issued a press release announcing the appointment of Mr. Roche to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press release dated March 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVUE HOLDINGS, INC.
Dated: March 12, 2012	By: /s/David A. Loppert
David A. Loppert
Chief Financial Officer

EXHIBITS INDEX

Exhibit No.	Description
99.1	Press release dated March 12, 2012